EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2008 with respect to the financial statements and supplemental schedule of the UCAR Carbon Savings Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-8 (File No. 33-95548, effective August 9, 1995)

Cleveland, Ohio

June 30, 2008